EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 26, 2007, relating to our audits of the consolidated financial statements of Electronic Control Security, Inc. and subsidiaries, which appears in the annual report on Form 10-KSB for the fiscal year ended June 30, 2007.

/s/ Demetrius & Company, L.L.C.

Wayne, New Jersey
November 30, 2007